April 27, 2004


American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474


RE:     American Enterprise MVA Account
        American Enterprise Life Insurance Company
        American Express FlexChoice(SM) Variable Annuity
        American Express FlexChoice(SM) Select Variable Annuity
        American Express(R) Galaxy Premier Variable Annuity
        American Express Innovations(SM) Variable Annuity
        American Express Innovations(SM) Select Variable Annuity
        American Express Innovations(SM) Classic Variable Annuity
        American Express Innovations(SM) Classic Select Variable Annuity American Express New Solutions(R) Variable Annuity
        American Express Pinnacle Variable Annuity(R)
        American Express Signature Variable Annuity(R)
        American Express(R) Signature Select Variable Annuity
        American Express(R) Signature One Variable Annuity
        American Express(R) Signature One Select Variable Annuity
        Evergreen Essential(SM) Variable Annuity
        Evergreen New Solutions Variable Annuity
        Evergreen New Solutions Select Variable Annuity
        Evergreen Pathways(SM) Variable Annuity
        Evergreen Pathways(SM) Select Variable Annuity
        Evergreen Privilege(SM) Variable Annuity
        Wells Fargo Advantage(R) Variable Annuity
        Wells Fargo Advantage(R) Select Variable Annuity
        Wells Fargo Advantage(R) Builder Variable Annuity
        Wells Fargo Advantage(R) Builder Select Variable Annuity
        Wells Fargo Advantage Choice(SM) Variable Annuity
        Wells Fargo Advantage Choice(SM) Select Variable Annuity
        Form S-2 Initial Registration Statement

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement filed by American Express MVA Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,




/s/ Mary Ellyn Minenko
----------------------
    Mary Ellyn Minenko
    Vice President and Group Counsel